Exhibit 24.1

    IBM
   New Orchard Road
   Armonk, NY 10504

      February 25, 2014

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby delegate to each of the following individuals, whose signatures appear below, to sign and file on behalf of Jon C. Iwata, an executive officer of IBM, any Securities and Exchange Commission forms or documents in connection with any transactions by Jon C. Iwata in IBM securities, including without limitation Form 3, Form 4, Form 5, or Form 144 under the Act.

E. Barth  _____________/s/ E. Barth___________________

D. Cummins  _____________/s/ D. Cummins_________________

C. A. Hall  _____________/s/ C. A. Hall_________________

M. A. Jefferson  _____________/s/ M. A. Jefferson____________

G. A. Kuehnel  _____________/s/ G. A. Kuehnel______________

L. M. Lalli  _____________/s/ L. M. Lalli________________

S. Lunin  _____________/s/ S. Lunin___________________

L. Mallardi  ____________/s/ L. Mallardi_________________

This authorization shall remain in effect for as long as Jon C. Iwata remains an executive officer of IBM.

    Very truly yours,

    /s/ Michelle H. Browdy

    Michelle H. Browdy
    Vice President, Assistant General Counsel
    and Secretary